Exhibit 99.1

Contacts:
Dan Mahoney	Nick Manganaro
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2020

Strength Across Services and Geographies Drives Growth in Revenue;

Reinstates Financial Guidance for Fiscal Year 2020;

Increases Quarterly Dividend by 13%

BOSTON, October 29, 2020 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal third quarter ended September 26, 2020.

Key Third-Quarter Fiscal 2020 Highlights

•	Revenue grew 5.3% year over year to $121.8 million.

•	Utilization was 69%, while quarter-end headcount increased 11.5% year over year.

•	Net income was $5.4 million, or 4.4% of revenue, compared with $5.7 million, or 5.0% of revenue, in the third quarter of fiscal 2019; non-GAAP net income was $6.1 million, or 5.0% of revenue, compared with $7.9 million, or 6.9% of revenue, in the third quarter of fiscal 2019.

•	Earnings per diluted share were $0.68, compared with $0.71 in the third quarter of fiscal 2019; non-GAAP earnings per diluted share were $0.76, compared with $0.98 in the third quarter of fiscal 2019.

•	Non-GAAP EBITDA was $12.0 million, or 9.8% of revenue, compared with $12.6 million, or 10.9% of revenue, in the third quarter of fiscal 2019.

•	On a constant currency basis relative to the third quarter of fiscal 2019, revenue would have been lower by $0.9 million, GAAP net income and earnings per diluted share would have been lower by $0.2 million and $0.02, respectively. Non-GAAP net income, earnings per diluted share and EBITDA would have been lower by $0.2 million, $0.02 per diluted share, $0.2 million, respectively.

•	CRA returned $6.8 million of capital to its shareholders, consisting of $1.8 million of dividend payments and $5.0 million for share repurchases of approximately 110,000 shares.

Management Commentary and Financial Guidance

“Against a challenging economic backdrop, CRA again demonstrated its ability to generate strong cash flows, providing funds to support the growth of the business and return capital to shareholders,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Highlighting the resiliency of our company, CRA delivered year-over-year revenue growth for the 19th consecutive quarter. CRA continued to invest in our practices by increasing headcount by 11.5% year over year, while at the same time reducing its borrowings by $21.0 million and increasing its cash balance by 28% compared to the second quarter of fiscal 2020. CRA also repurchased 110,000 shares of its common stock during the third quarter and today announced a 13% increase in its quarterly cash dividend.”

“Building on a record fiscal 2019 and first half of fiscal 2020, CRA produced growth across both the legal & regulatory and management consulting lines of business. Many of our practices generated revenue growth year over year, led by double-digit growth in each of our Energy, Finance, Forensic Services, and Risk, Investigations & Analytics practices. Geographically, we experienced balanced growth across our North American and international operations.”

“Through the first three quarters of fiscal 2020, on a constant currency basis relative to fiscal 2019, we have increased revenue by 11.8% to $371.1 million and non-GAAP EBITDA by 12.2% to $36.8 million, achieving a margin of 9.9%. Given the strength of our year-to-date performance and the growing momentum across our service portfolio, we are reinstating financial guidance for full-year fiscal 2020. On a constant currency basis relative to fiscal 2019, we expect revenue in the range of $498 million to $504 million and non-GAAP EBITDA margin in the range of 9.7% to 10.2%,” Maleh concluded.

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because CRA is unable to estimate with reasonable certainty the revaluation of contingent consideration liabilities, unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Quarterly Dividend

On October 29, 2020, CRA announced that it increased its quarterly cash dividend by 13% from $0.23 to $0.26 per common share. The dividend will be payable on December 11, 2020 to shareholders of record as of November 24, 2020. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call today at 10:00 a.m. ET to discuss its third-quarter 2020 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Dan Mahoney under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

The adjustments made to the financial measures identified in this release as “non-GAAP” are as follows: for each of the periods presented, the adjustments exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. On a constant currency basis relative to the first three quarters of fiscal 2019, revenue would have been higher by $0.2 million and EBITDA would have been higher by $0.1 million. Finally, this release also presents the non-GAAP financial metric EBITDA.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of the COVID-19 pandemic, our ability to effectively provide our services remotely, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the extent and duration of the impact of the COVID-19 pandemic on our operations and results, including the effects on the financial health of our clients, and the impact of the imposition of public health measures and travel, health-related, business and other restrictions; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors” (all of which risks may be amplified by the COVID-19 pandemic). The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

SEPTEMBER 26, 2020 COMPARED TO SEPTEMBER 28, 2019

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue
Revenues	$121,762	100.0%	$115,686	100.0%	$370,951	100.0%	$332,108	100.0%
Cost of services (exclusive of depreciation and amortization)	88,304	72.5%	83,805	72.4%	269,462	72.6%	233,412	70.3%
Selling, general and administrative expenses	22,194	18.2%	22,449	19.4%	67,742	18.3%	68,929	20.8%
Depreciation and amortization	3,244	2.7%	2,527	2.2%	9,293	2.5%	7,696	2.3%
Income from operations	8,020	6.6%	6,905	6.0%	24,454	6.6%	22,071	6.6%

Interest expense, net	(277)	-0.2%	(424)	-0.4%	(1,011)	-0.3%	(954)	-0.3%
Foreign currency gains (losses), net	(217)	-0.2%	210	0.2%	1,103	0.3%	(379)	-0.1%
Income before provision for income taxes	7,526	6.2%	6,691	5.8%	24,546	6.6%	20,738	6.2%
Provision for income taxes	2,123	1.7%	952	0.8%	6,744	1.8%	4,754	1.4%
Net income	$5,403	4.4%	$5,739	5.0%	$17,802	4.8%	$15,984	4.8%

Net income per share:
Basic	$0.69		$0.74		$2.28		$2.02
Diluted	$0.68		$0.71		$2.23		$1.94

Weighted average number of shares outstanding:
Basic	7,771		7,769		7,780		7,903
Diluted	7,934		8,050		7,964		8,205

CRA INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

SEPTEMBER 26, 2020 COMPARED TO SEPTEMBER 28, 2019

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue
Revenues	$121,762	100.0%	$115,686	100.0%	$370,951	100.0%	$332,108	100.0%

Net income	$5,403	4.4%	$5,739	5.0%	$17,802	4.8%	$15,984	4.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	905	0.7%	3,001	2.6%	1,901	0.5%	3,435	1.0%
Tax effect on adjustments	(238)	-0.2%	(815)	-0.7%	(508)	-0.1%	(931)	-0.3%
Non-GAAP net income	$6,070	5.0%	$7,925	6.9%	$19,195	5.2%	$18,488	5.6%

Non-GAAP net income per share:
Basic	$0.78		$1.02		$2.46		$2.33
Diluted	$0.76		$0.98		$2.40		$2.25

Weighted average number of shares outstanding:
Basic	7,771		7,769		7,780		7,903
Diluted	7,934		8,050		7,964		8,205

CRA INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

SEPTEMBER 26, 2020 COMPARED TO SEPTEMBER 28, 2019

(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue	September 26, 2020	As a % of Revenue	September 28, 2019	As a % of Revenue
Revenues	$121,762	100.0%	$115,686	100.0%	$370,951	100.0%	$332,108	100.0%

Net income	$5,403	4.4%	$5,739	5.0%	$17,802	4.8%	$15,984	4.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	905	0.7%	3,001	2.6%	1,901	0.5%	3,435	1.0%
Tax effect on adjustments	(238)	-0.2%	(815)	-0.7%	(508)	-0.1%	(931)	-0.3%
Non-GAAP net income	$6,070	5.0%	$7,925	6.9%	$19,195	5.2%	$18,488	5.6%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	277	0.2%	424	0.4%	1,011	0.3%	954	0.3%
Provision for income taxes	2,361	1.9%	1,767	1.5%	7,252	2.0%	5,685	1.7%
Depreciation and amortization	3,244	2.7%	2,527	2.2%	9,293	2.5%	7,696	2.3%
Non-GAAP EBITDA	$11,952	9.8%	$12,643	10.9%	$36,751	9.9%	$32,823	9.9%

CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

 (IN THOUSANDS)

	September 26, 2020	December 28, 2019
Assets
Cash and cash equivalents	$24,108	$25,639
Accounts receivable and unbilled services, net	157,684	144,410
Other current assets	14,869	14,028
Total current assets	196,661	184,077

Property and equipment, net	64,886	61,295
Goodwill and intangible assets, net	93,739	94,980
Right-of-use assets	123,390	130,173
Other assets	71,501	62,718
Total assets	$550,177	$533,243

Liabilities and Shareholders’ Equity
Accounts payable	$16,574	$26,069
Accrued expenses	103,952	121,301
Current portion of lease liabilities	14,551	12,847
Revolving line of credit	38,000	-
Other current liabilities	24,105	11,193
Total current liabilities	197,182	171,410
Non-current portion of lease liabilities	141,331	146,551
Other non-current liabilities	7,269	17,531
Total liabilities	345,782	335,492

Total shareholders’ equity	204,395	197,751
Total liabilities and shareholders’ equity	$550,177	$533,243

CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	September 26, 2020	September 28, 2019
Operating activities:
Net income	$17,802	$15,984
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	20,385	18,214
Accounts receivable and unbilled services	(13,042)	(10,956)
Working capital items, net	(35,797)	(43,149)
Net cash used in operating activities	(10,652)	(19,907)

Investing activities:
Purchases of property and equipment	(15,742)	(12,548)
Net cash used in investing activities	(15,742)	(12,548)

Financing activities:
Issuance of common stock, principally stock options exercises	1,667	2,006
Borrowings under revolving line of credit	77,000	54,000
Repayments under revolving line of credit	(39,000)	(18,000)
Tax withholding payments reimbursed by shares	(390)	(388)
Cash paid on dividend equivalents	(40)	(35)
Cash dividends paid to shareholders	(5,372)	(4,742)
Repurchase of common stock	(8,807)	(18,068)
Net cash provided by financing activities	25,058	14,773

Effect of foreign exchange rates on cash and cash equivalents	(195)	(513)

Net decrease in cash and cash equivalents	(1,531)	(18,195)
Cash and cash equivalents at beginning of period	25,639	38,028

Cash and cash equivalents at end of period	$24,108	$19,833

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$3,923	$3,461
Purchases of property and equipment paid by a third party	$-	$126
Asset retirement obligations	$155	$427
Right-of-use assets obtained in exchange for lease obligations	$2,601	$37,298
Right-of-use assets related to the adoption of ASC 842	$-	$82,329
Lease liabilities related to the adoption of ASC 842	$-	$106,765
Supplemental cash flow information:
Cash paid for taxes	$5,933	$6,078
Cash paid for interest	$932	$848
Cash paid for amounts included in operating lease liabilities	$13,736	$12,053